UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2019

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DAVE	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of Plan of Merger and Holding Company Reorganization

On September 6, 2019,  The Board of Directors (“Board”) of Famous Dave’s of America, Inc., a Minnesota corporation (“DAVE”), approved a Plan of Merger (“Plan of Merger”) and holding company reorganization (the “Holding Company Reorganization”) in accordance with Section 302A.626 of the Minnesota Business Corporation Act (the “MBCA”) whereby it will become a wholly owned subsidiary of a new public holding company, BBQ Holdings, Inc., a Minnesota corporation (“BBQ”).  The effective date for the Holding Company Reorganization will be September 17, 2019.

The new holding company will be structured  by and among DAVE, BBQ and BBQ Merger Sub Inc., a Minnesota corporation (“Merger Sub”) and indirect subsidiary of DAVE and direct subsidiary of BBQ. The Plan of Merger will provide for the merger (the “Merger”) of DAVE with Merger Sub, with DAVE as the surviving corporation. Pursuant to Section 302A.626 (subd. 2) of the MBCA shareholder approval will not be required for the Merger. As a result of the Merger, DAVE will be a wholly owned subsidiary of BBQ. The description of the Plan of Merger is qualified in its entirety by reference to the full text of the Plan of Merger, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Upon the consummation of the Merger, each issued and outstanding common share of DAVE will be converted into one common share of BBQ, par value $0.01 per share. In connection with the Merger, each person that held rights to purchase, or other rights to or interests in, common shares of DAVE under any stock option, stock purchase or compensation plan or arrangement of DAVE immediately prior to the Merger holds a corresponding number of rights to purchase, and other rights to or interests in, common shares of BBQ, par value $0.01 per share, immediately following the Merger.    The conversion of the common shares as a result of the Merger will occur without an exchange of certificates.

The Merger will not be subject to approval by the stockholders of the Company or to any financing condition.  The reorganization allows for flexibility and future growth of the brand.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 8.01. Other Events.

On September 6, 2019, Famous Dave’s of America, Inc. issued a press release announcing the approval of the Holding Company Reorganization. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Plan of Merger, dated September 6, 2019, among Famous Dave’s of America, Inc., BBQ Holdings, Inc., and BBQ Merger Sub, Inc.

99.1	Press Release, dated September 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: September 6, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary